As filed with the Securities and Exchange Commission on June 20, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

__________________

QUEST DIAGNOSTICS INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

16-1387862

(I.R.S. Employer Identification No.)

Quest Diagnostics Incorporated

500 Plaza Drive

Secaucus, NJ 07094

(973) 520-2700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________________

Sean D. Mersten

Vice President and Corporate Secretary
Quest Diagnostics Incorporated
500 Plaza Drive

Secaucus, NJ 07094

(973) 520-2700

(Name, address, and telephone number of agent for service)

__________________

Copies to:

Erika Kent
Lona Nallengara
Allen Overy Shearman Sterling US LLP
599 Lexington Avenue
New York, New York 10022
(212) 848-4000

__________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

☑ Large accelerated filer	☐ Accelerated filer
☐ Non-accelerated filer	☐ Smaller reporting company
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

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PROSPECTUS

QUEST DIAGNOSTICS INCORPORATED

Debt Securities

We may offer and sell, from time to time, in one or more offerings, the debt securities we describe in this prospectus.

We will provide the specific terms of these debt securities in supplements or other offering material.

We urge you to read carefully this prospectus, the accompanying prospectus supplements and other offering material, which will describe the specific terms of the securities offered, before you make your investment decision.

We may offer and sell these debt securities for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. See “Plan of Distribution” and any prospectus supplement for a description of the manner in which we will offer and sell the debt securities covered by this prospectus.

Investing in our debt securities involves risks that are described in the “Risk Factors” section of our periodic reports filed with the Securities and Exchange Commission or in the applicable prospectus supplement.

The relevant prospectus supplement will contain information, if applicable, as to whether the debt securities offered thereby will be listed for trading on any securities exchange or other market.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 20, 2025.

TABLE OF CONTENTS

i

ABOUT THIS PROSPECTUS

The information contained in this prospectus is not complete and may be changed. We have not authorized anyone to provide you with any information or to make any representation not contained in or incorporated by reference into this prospectus or any prospectus supplement or included in any free writing prospectus that we may file with the Securities and Exchange Commission (the “SEC”), in connection with any offering of the debt securities described in this prospectus. We do not take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide you. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. This prospectus provides you with a limited description of the securities we may offer. Each time we sell or issue securities, we will provide a prospectus supplement and, if applicable, a pricing supplement, that will contain specific information about the terms of that specific offering of securities and the specific manner in which they may be offered. The prospectus supplement and any applicable pricing supplement may also add to, update or change any of the information contained in this prospectus. The prospectus supplement and any applicable pricing supplement may also contain information about any material U.S. federal income tax considerations relating to the securities described in the prospectus supplement. You should read both this prospectus, the applicable prospectus supplement and any applicable pricing supplement, together with the additional information, which is incorporated by reference in this prospectus, described under “Where You Can Find More Information.” You should read the entire prospectus and the applicable prospectus supplement, including the information incorporated by reference, before making an investment decision.

As used in this prospectus, the terms “Quest Diagnostics,” the “Company,” “we,” “us” and “our” refer to Quest Diagnostics Incorporated and its consolidated subsidiaries, unless the context clearly indicates otherwise.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual document for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC website (www.sec.gov).

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov.

The SEC allows us to incorporate by reference into this document the information we filed with the SEC. This means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this document, unless and until that information is updated and superseded by the information contained in this document, any prospectus supplement or in any document that we file with the SEC after the date hereof that is incorporated herein.

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We incorporate by reference the following documents filed with the SEC:

1.	Our current reports on Form 8-K, filed with the SEC on January 30, 2025 (current report filed under Item 8.01 only) and May 22, 2025;
2.	Our annual report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Form 10-K”);
3.	Portions of our proxy statement on Schedule 14A, filed with the SEC on April 4, 2025, that are incorporated by reference into Part III of our Form 10-K for the fiscal year ended December 31, 2024; and
4.	Our quarterly report on Form 10-Q for the quarter ended March 31, 2025.

We also incorporate by reference all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the completion of the offering of the particular securities covered by a prospectus supplement or term sheet.

Our filings with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, are available free of charge on our website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.

You also may request a copy of these filings, at no cost, by writing or telephoning our Investor Relations Department at the following address:

Quest Diagnostics Incorporated
500 Plaza Drive
Secaucus, New Jersey 07094
Attention: Investor Relations
(973) 520-2900

These filings may also be obtained from our internet website located at http://www.questdiagnostics.com. The contents of the website are not incorporated by reference into this prospectus.

CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Some statements and disclosures in this prospectus, any accompanying prospectus supplement or other offering material and the documents incorporated herein or therein by reference are forward-looking statements. Forward-looking statements include all statements that do not relate solely to historical or current facts and can be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “aim,” “endeavor” or “continue.” These forward-looking statements are based on our current plans and expectations and are subject to a number of risks and uncertainties that could cause our plans and expectations, including actual results, to differ materially from the forward-looking statements.

The Private Securities Litigation Reform Act of 1995, or the Litigation Reform Act, provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about their companies without fear of litigation. We would like to take advantage of the “safe harbor” provisions of the Litigation Reform Act in connection with the forward-looking statements included or incorporated by reference in this document. Investors are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented or incorporated by reference in this document. The following important factors could cause our actual financial results to differ materially from those projected, forecasted or estimated by us in forward-looking statements:

(a)    Heightened competition from commercial clinical testing companies, hospitals, physicians and others.

(b)    Increased pricing pressure from customers, including payers and patients, and changing relationships with customers, payers, suppliers or strategic partners.

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(c)    A decline in, or uncertain and volatile, economic conditions, including the impact of an inflationary environment.

(d)    Impact of changes in payment mix, including increased patient financial responsibility and any shift from fee-for-service to discounted, risk-sharing, capitated or bundled fee arrangements.

(e)    Adverse actions by government or other third-party payers, including healthcare reform that focuses on reducing healthcare costs but does not recognize the value and importance to healthcare of clinical testing or innovative solutions, unilateral reduction of fee schedules payable to us, unilateral recoupment of amounts allegedly owed and competitive bidding.

(f)    The impact upon our testing volume and collected revenue or general or administrative expenses resulting from compliance with policies and requirements imposed by Medicare, Medicaid and other third-party payers. These include:

(1)    the requirements of government and other payers to provide diagnosis codes and other information for many tests;

(2)    inability to obtain from patients a valid advance consent form for tests that cannot be billed without prior receipt of the form;

(3)    the impact of additional or expanded limited coverage policies and limits on the allowable number of test units or ordering frequency of same; and

(4)    the impact of increased prior authorization programs.

(g)    Adverse results from pending or future government investigations, lawsuits or private actions. These include, in particular, monetary damages, loss or suspension of licenses, and/or suspension or exclusion from the Medicare and Medicaid programs and/or criminal penalties.

(h)    Failure to efficiently integrate acquired businesses and to manage the costs related to any such integration, or to retain key technical, professional or management personnel.

(i)    Denial, suspension or revocation of Clinical Laboratory Improvement Act (“CLIA”) certification or other licenses for any of our clinical laboratories under the CLIA standards, revocation or suspension of the right to bill the Medicare and Medicaid programs or other adverse regulatory actions by federal, state and local agencies.

(j)    Changes in and complexity of federal, state or local laws, policies or regulations, including changes that result in new or increased federal or state regulation of commercial clinical laboratories, tests developed by commercial clinical laboratories or other products or services that we offer or activities in which we are engaged, including regulation by the U.S. Food and Drug Administration, and including related to trade.

(k)    Inability to achieve expected benefits from our acquisitions of other businesses.

(l)     Inability to achieve additional benefits from our business performance tools and efficiency initiatives.

(m)   Adverse publicity and news coverage about the diagnostic information services industry or us.

(n)    Failure of the Company to maintain, defend and secure its financial, accounting, technology, customer data and other operational systems from cyberattacks, IT system outages, telecommunications failures, malicious human acts and failure of the systems of third parties upon which the Company relies.

(o)    Development of technologies that substantially alter the practice of clinical testing, including technology changes that lead to the development of more convenient, accessible and cost-effective testing, or new testing services that can be performed outside of a commercial clinical laboratory, such as point-of-care testing that can be administered by physicians in their offices, complex testing that can be performed by hospitals in their own laboratories or home testing that can be carried out without requiring the services of clinical laboratories.

(p)    Challenges with properly managing the development and use of artificial intelligence.

(q)    Negative developments regarding intellectual property and other property rights that could prevent, limit or interfere with our ability to develop, perform or sell our tests or operate our business. These include:

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(1)    issuance of patents or other property rights to our competitors or others; and

(2)    inability to obtain or maintain adequate patent or other proprietary rights for our products and services or to successfully enforce our proprietary rights.

(r)    Development of tests by our competitors or others which we may not be able to license, or usage (or theft) of our technology or similar technologies or our trade secrets or other intellectual property by competitors, any of which could negatively affect our competitive position.

(s)     Regulatory delay or inability to commercialize newly developed or licensed tests or technologies or to obtain appropriate reimbursements for such tests.

(t)    The complexity of billing and revenue recognition for clinical laboratory testing.

(u)     Increases in interest rates and negative changes in our credit ratings from Standard & Poor’s, Moody’s Investor Services or Fitch Ratings causing an unfavorable impact on our cost of or access to capital.

(v)    Inability to hire or retain qualified employees, including key senior management personnel, and maintain good relations with our employees.

(w)   Terrorist and other criminal activities, hurricanes, earthquakes or other natural disasters, geopolitical matters, public health emergencies and pandemics, which could affect our customers or suppliers, transportation or systems, or our facilities, and for which insurance may not adequately reimburse us.

(x)   Difficulties and uncertainties in the discovery, development, regulatory environment and/or marketing of new services or solutions or new uses of existing tests.

(y)	Failure to adapt to changes in the healthcare system (including the medical laboratory testing market) and healthcare delivery, including those stemming from the Protecting Access to Medicare Act, trends in utilization of the healthcare system and increased patient financial responsibility for services.

(z)     Results and consequences of governmental inquiries.

(aa)	Difficulty in implementing, or lack of success with, our strategic plan.

(bb) The impact of healthcare data analysis on our industry and the ability of our Company to adapt to that impact.

(cc) Failure to adequately operationalize appropriate controls around use of our data, including risk of non- compliance with privacy law requirements.

(dd) Any future public health emergency or pandemic.

(ee) Other risks outlined in our periodic filings with the SEC.

Our forward-looking statements are expressly qualified in their entirety by this cautionary statement. We undertake no obligation to update our forward-looking statements to reflect new information or events or circumstances arising after the date such forward-looking statements were made.

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PROSPECTUS SUMMARY

This summary highlights some of the information incorporated by reference into this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. You should carefully read this prospectus, the applicable prospectus supplement, and any other offering material including the documents incorporated by reference, which are described under “Where You Can Find More Information.” You should also carefully consider, among other things, the matters discussed in the section entitled “Risk Factors.”

The Company

Quest Diagnostics works across the healthcare ecosystem to create a healthier world, one life at a time. Our diagnostic information services business provides diagnostic insights from the results of our laboratory testing to empower people, physicians, and organizations to take action to improve health outcomes. Derived from one of the world’s largest databases of de-identifiable clinical lab results, our diagnostic insights reveal new avenues to identify and treat disease, inspire healthy behaviors and improve healthcare management. In the right hands and with the right context, our diagnostic insights can inspire actions that transform lives and create a healthier world. We provide services to a broad range of customers within our primary customer channels - physicians (including those associated with accountable care organizations and Federally Qualified Health Centers), hospitals, and patients and consumers. Our other customers include health plans, employers, emerging retail healthcare providers, government agencies, pharmaceutical companies and other commercial clinical laboratories. We offer broad access to clinical testing through a nationwide network of laboratories, patient service centers, phlebotomists in physician offices, and our connectivity resources, including call centers and mobile phlebotomists, nurses and other health and wellness professionals. Our large in-house staff of medical and scientific experts, including medical directors, scientific directors, genetic counselors and board-certified geneticists, provide medical and scientific consultation to healthcare providers and patients regarding our tests and test results, and help them best utilize our services to improve outcomes and enhance satisfaction. During 2024, we processed approximately 217 million test requisitions through our extensive laboratory network.

Our Diagnostic Solutions group, which represents the balance of our consolidated net revenues, includes our risk assessment services business, which offers solutions for insurers, and our healthcare information technology businesses, which offer solutions for healthcare providers and payers.

The patients we serve annually comprise approximately one-third of the adult population of the United States, and over a three-year period, we serve approximately one-half of the adult population of the United States. We estimate that annually we serve approximately half of the physicians and half of the hospitals in the United States.

Quest Diagnostics was incorporated in Delaware in 1990; its predecessor companies date back to 1967. We conduct business through our headquarters in Secaucus, New Jersey, and our laboratories, patient service centers, offices and other facilities around the United States and in selected locations outside the United States. During 2024, we generated net revenues of $9.9 billion.

Our principal executive offices are located at 500 Plaza Drive, Secaucus, New Jersey 07094, telephone number: (973) 520-2700.

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RISK FACTORS

Our business is subject to significant risks. You should carefully consider the risks and uncertainties set forth in Part I, Item 1A. under the heading “Risk Factors” included in our 2024 Form 10-K and in “Item 1A. Risk Factors” in any quarterly report on Form 10-Q, which are incorporated by reference in this prospectus. Additional risk factors that you should carefully consider will also be included in a prospectus supplement relating to an offering of our securities as well as the other documents filed with the SEC that are incorporated by reference herein or therein.

The risks and uncertainties described in any accompanying prospectus supplement as well as the documents incorporated by reference herein or therein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference herein or therein actually occur, our business, financial condition, results of operations and prospects could be adversely affected in a material way. The occurrence of any of these risks may cause you to lose all or part of your investment in the offered securities.

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USE OF PROCEEDS

Except as may be described otherwise in a prospectus supplement or other offering material, we will add the net proceeds from the sale of the securities under this prospectus to our general funds and will use them for general corporate purposes, which may include, among other things, funding acquisitions, capital expenditures, or reducing or refinancing indebtedness.

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SECURITIES WE MAY ISSUE

Overview

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell our debt securities in one or more offerings.

The terms of the debt securities will be determined at the time of offering.

Prospectus Supplement or Pricing Supplement

This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement or pricing supplement that will contain specific information about the terms of that offering. The prospectus supplement or pricing supplement may also add to or change information contained in this prospectus. If so, the prospectus supplement or pricing supplement should be read as superseding this prospectus. You should read both this prospectus and any prospectus supplement or pricing supplement together with additional information described under the heading “Where You Can Find More Information.”

The prospectus supplement or pricing supplement to be provided with this prospectus will describe the terms of any debt securities that we offer and any initial offering price to the public in that offering, the purchase price and net proceeds that we will receive and the other specific terms related to our offering of the debt securities. For more details on the terms of the debt securities, you should read the exhibits filed with or incorporated by reference in our registration statement, of which this prospectus is a part.

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DESCRIPTION OF SENIOR DEBT SECURITIES

We may issue senior debt securities from time to time in one or more distinct series.

As required by U.S. federal law for all bonds and notes of companies that are publicly offered, the senior debt securities will be governed by a document called an “indenture.” An indenture is a contract between us and a financial institution, in this case, The Bank of New York Mellon formerly known as The Bank of New York, acting as trustee on your behalf, or other trustee we may select. The indenture will be subject to and governed by the Trust Indenture Act of 1939.

We have filed the indenture as an exhibit to our Securities Act of 1933, as amended (“Securities Act”), filings and Exchange Act reports that we have filed with the SEC. See “Where You Can Find More Information” for information on how to obtain a copy of the indenture.

The senior debt securities will be issued under an indenture dated as of June 27, 2001, as supplemented by the first supplemental indenture, dated as of June 27, 2001, each among Quest Diagnostics, as issuer, the Initial Subsidiary Guarantors (as defined therein), as guarantors, and The Bank of New York, as trustee, as further supplemented by the second supplemental indenture, dated as of November 26, 2001, among Quest Diagnostics, the Subsidiary Guarantors (as defined therein) and The Bank of New York, as further supplemented by the third supplemental indenture, dated as of April 4, 2002, among Quest Diagnostics, the Additional Subsidiary Guarantors (as defined therein) and The Bank of New York, as further supplemented by the fourth supplemental indenture, dated as of March 19, 2003, among Quest Diagnostics, the Additional Subsidiary Guarantor (as defined therein) and The Bank of New York, as further supplemented by the fifth supplemental indenture, dated as of April 16, 2004, among Quest Diagnostics, the Additional Subsidiary Guarantor (as defined therein) and The Bank of New York, as further supplemented by the sixth supplemental indenture, dated as of October 31, 2005, among Quest Diagnostics, the Subsidiary Guarantors (as defined therein) and The Bank of New York, as further supplemented by the seventh supplemental indenture, dated as of November 21, 2005, among Quest Diagnostics, the Additional Subsidiary Guarantors (as defined therein) and The Bank of New York, as further supplemented by the eighth supplemental indenture, dated as of July 31, 2006, among Quest Diagnostics, the Additional Subsidiary Guarantors (as defined therein) and The Bank of New York, as further supplemented by the ninth supplemental indenture, dated as of September 30, 2006, among Quest Diagnostics, the Additional Subsidiary Guarantors (as defined therein) and The Bank of New York, as further supplemented by the tenth supplemental indenture, dated as of June 22, 2007, among Quest Diagnostics, the Subsidiary Guarantors (as defined therein) and The Bank of New York, as further supplemented by the eleventh supplemental indenture, dated as of June 22, 2007, among Quest Diagnostics, the Additional Subsidiary Guarantors (as defined therein) and The Bank of New York, as further supplemented by the twelfth supplemental indenture, dated as of June 25, 2007, among Quest Diagnostics, the Additional Subsidiary Guarantors (as defined therein) and The Bank of New York, as further supplemented by the thirteenth supplemental indenture, dated as of November 17, 2009, among Quest Diagnostics, the Subsidiary Guarantors (as defined therein) and The Bank of New York Mellon, as further supplemented by the fourteenth supplemental indenture, dated as of March 24, 2011, among Quest Diagnostics, the Subsidiary Guarantors (as defined therein) and The Bank of New York Mellon, as further supplemented by the fifteenth supplemental indenture, dated as of November 30, 2011, among Quest Diagnostics, the Additional Subsidiary Guarantors (as defined therein) and The Bank of New York Mellon, as further supplemented by the sixteenth supplemental indenture, dated as of March 17, 2014, between Quest Diagnostics and The Bank of New York Mellon, as further supplemented by the seventeenth supplemental indenture, dated as of March 10, 2015, between Quest Diagnostics and The Bank of New York Mellon, as further supplemented by the eighteenth supplemental indenture, dated as of May 26, 2016, between Quest Diagnostics and The Bank of New York Mellon, as further supplemented by the nineteenth supplemental indenture, dated as of March 12, 2019, between Quest Diagnostics and The Bank of New York Mellon, as further supplemented by the twentieth supplemental indenture, dated as of December 16, 2019, between Quest Diagnostics and The Bank of New York Mellon, as further supplemented by the twenty-first supplemental indenture, dated as of May 13, 2020, between Quest Diagnostics and The Bank of New York Mellon, as further supplemented by the twenty-second supplemental indenture, dated as of November 1, 2023, between Quest Diagnostics and The Bank of New York Mellon, and as further supplemented by the twenty-third supplemental indenture, dated as of August 19, 2024, between Quest Diagnostics and The Bank of New York Mellon (collectively, as so supplemented, the “Indenture”). The Indenture for the senior debt securities may also be modified by future supplemental indentures. The terms of the senior debt securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939. A copy of the Indenture is available for inspection at the office of the trustee.

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PLAN OF DISTRIBUTION

We may sell the debt securities to or through agents, dealers or underwriters or directly to one or more purchasers.

By Agents

We may use agents to sell the debt securities. Unless otherwise stated in a prospectus supplement or other offering material, the agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment.

By Underwriters or Dealers

We may sell the debt securities to underwriters. The underwriters may resell the debt securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the debt securities will be subject to certain conditions. Each underwriter will be obligated to purchase all the debt securities allocated to it under the underwriting agreement. The underwriters may change any initial public offering price and any discounts or concessions they give to dealers.

A prospectus supplement and/or any additional offering material will state the name of any underwriter and the amount of compensation, underwriting discounts, commissions, or concessions paid or allowed.

Direct Sales

We may sell debt securities directly to investors. In this case, no underwriters, dealers or agents would be involved.

As one of the means of direct issuance of debt securities, we may utilize the services of any available electronic auction system to conduct an electronic “Dutch auction” of the offered securities among potential purchasers who are eligible to participate in the auction of those offered debt securities, if so described in the prospectus supplement or pricing supplement.

General Information

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their business.

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VALIDITY OF THE SECURITIES

The validity of any securities issued hereunder will be passed upon for us by Allen Overy Shearman Sterling US LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in the Report of Management on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered hereby (other than underwriting discounts and commissions).

SEC registration fee		*
Legal fees and expenses	$	+
Trustee’s fees and expenses	$	+
Accounting fees and expenses	$	+
Printing expenses	$	+
Miscellaneous	$	+
Total	$	+

*	Deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933.
+	Because an indeterminate amount of securities are covered by this registration statement, the expenses in connection with the issuance and distribution of securities are not currently determinable.

Item 15. Indemnification of Directors and Officers.

Limitation on Liability of Directors and Certain Officers

Pursuant to authority conferred by Section 102 of the Delaware General Corporation Law (the “DGCL”), Section 11 of our restated certificate of incorporation (the “Certificate”) eliminates the personal liability of directors, including, without limitation, directors serving on committees of our board of directors, and certain officers to us or our stockholders for monetary damages for breach of fiduciary duty. Directors and officers remain liable for (1) any breach of the duty of loyalty to us or our stockholders, (2) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (3) with respect to directors, any violation of Section 174 of the DGCL, which proscribes the payment of dividends and stock purchases or redemptions under certain circumstances, (4) any transaction from which directors derive an improper personal benefit, and (5) with respect to officers, any action by or in the right of the Company.

Indemnification and Insurance

In accordance with Section 145 of the DGCL, which provides for the indemnification of directors, officers and employees under certain circumstances, Section 7.01 of our amended and restated by-laws (the “By-Laws”) and Section 11 of our Certificate each grant our directors and officers a right to indemnification, to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) for all expenses, liabilities and losses reasonably incurred by each director or officer who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative proceedings to which they are a party (1) by reason of the fact that they are or were our directors or officers or (2) by reason of the fact that, while they are or were our directors or officers, they are or were serving at our request as directors or officers of another corporation, partnership, joint venture, trust or enterprise including service with respect to employee benefit plans, and such indemnification shall continue as to former directors and officers and shall inure to the benefit of such directors’ and officers’ heirs, executors and administrators; provided, however, that, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by the person seeking indemnification only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

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Each of the By-Laws and the Certificate further provides for the mandatory advancement of expenses incurred by officers and directors in defending such proceedings in advance of their final disposition upon delivery to us by the indemnitee of an undertaking to repay all amounts so advanced if it is ultimately determined that such indemnitee is not entitled to be indemnified. We may not indemnify or make advance payments to any person in connection with proceedings initiated against us by such person without the authorization of our board of directors. In addition, Section 11 of the Certificate provides that directors and officers therein described shall be indemnified to the fullest extent permitted by Section 145 of the DGCL, or any successor provisions or amendments thereunder.

In the event that any such successor provisions or amendments provide indemnification rights broader than permitted prior thereto, Section 11 of the Certificate allows such broader indemnification rights to apply retroactively with respect to any predating alleged action or inaction and also allows the indemnification to continue after an indemnitee has ceased to be our director or officer and to inure to the benefit of the indemnitee’s heirs, executors and administrators.

Each of the By-Laws and the Certificate further provides that the right to indemnification is not exclusive of any other right that any indemnitee may have or thereafter acquire under any statute, the Certificate, any agreement or vote of stockholders or disinterested directors or otherwise, and allows us to indemnify and advance expenses to any person whom the corporation has the power to indemnify under the DGCL or otherwise.

Our By-Laws further provide that should any repeal or modification of any of the provisions of Section 7.01 occur, such changes would not adversely affect any right or protection of any director, officer or other person in respect of any proceeding arising out of, or related to, any act or omission occurring prior to the time of such repeal or modification.

The form of underwriting agreement will provide for the indemnification of the registrant, its controlling persons, its directors and certain of its officers by the underwriters against certain liabilities, including liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors and officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Each of the By-Laws and the Certificate authorizes us to purchase insurance for our directors and officers and persons who serve at our request as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or enterprise against any expense, liability or loss incurred in such capacity, whether or not we would have the power to indemnify such persons against such expense or liability under the DGCL. We intend to maintain insurance coverage of our officers and directors as well as insurance coverage to reimburse us for potential costs of our corporate indemnification of directors and officers.

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Item 16. Exhibits and Financial Statements Schedules.

Exhibit Number	Description of Exhibit
*1.1	Form of Underwriting Agreement for Debt Securities.
4.1	Indenture, dated as of June 27, 2001, among the Company, the Subsidiary Guarantors, and The Bank of New York Mellon (formerly known as The Bank of New York) (filed as an Exhibit to the Company’s current report on Form 8-K (Date of Report: June 27, 2001) and incorporated herein by reference)
4.2	First Supplemental Indenture, dated as of June 27, 2001, among the Company, the Initial Subsidiary Guarantors, and The Bank of New York (filed as an Exhibit to the Company’s current report on Form 8-K (Date of Report: June 27, 2001) and incorporated herein by reference)
4.3	Second Supplemental Indenture, dated as of November 26, 2001, among the Company, the Subsidiary Guarantors, and The Bank of New York (filed as an Exhibit to the Company’s current report on Form 8-K (Date of Report: November 26, 2001) and incorporated herein by reference)
4.4	Third Supplemental Indenture, dated as of April 4, 2002, among the Company, the Additional Subsidiary Guarantors, and The Bank of New York (filed as an Exhibit to the Company’s current report on Form 8-K (Date of Report: April 1, 2002) and incorporated herein by reference)
4.5	Fourth Supplemental Indenture dated as of March 19, 2003, among Unilab Corporation (f/k/a Quest Diagnostics Newco Incorporated), the Company, The Bank of New York, and the Additional Subsidiary Guarantors (filed as an Exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2003 and incorporated herein by reference)
4.6	Fifth Supplemental Indenture dated as of April 16, 2004, among Unilab Acquisition Corporation (d/b/a FNA Clinics of America), the Company, The Bank of New York, and the Additional Subsidiary Guarantors (filed as an Exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2004 and incorporated herein by reference)
4.7	Sixth Supplemental Indenture dated as of October 31, 2005, among the Company, The Bank of New York, and the Subsidiary Guarantors (filed as an Exhibit to the Company’s current report on Form 8-K (Date of Report: October 31, 2005) and incorporated herein by reference)
4.8	Seventh Supplemental Indenture dated as of November 21, 2005, among the Company, The Bank of New York, and the Additional Subsidiary Guarantors (filed as an Exhibit to the Company’s current report on Form 8-K (Date of Report: November 21, 2005) and incorporated herein by reference)
4.9	Eighth Supplemental Indenture dated as of July 31, 2006, among the Company, The Bank of New York, and the Additional Subsidiary Guarantors (filed as an Exhibit to the Company’s current report on Form 8-K (Date of Report: July 31, 2006) and incorporated herein by reference)
4.10	Ninth Supplemental Indenture dated as of September 30, 2006, among the Company, The Bank of New York, and the Additional Subsidiary Guarantors (filed as an Exhibit to the Company’s current report on Form 8-K (Date of Report: September 30, 2006) and incorporated herein by reference)
4.11	Tenth Supplemental Indenture dated as of June 22, 2007, among the Company, The Bank of New York, and the Subsidiary Guarantors (filed as an Exhibit to the Company’s current report on Form 8-K (Date of Report: June 19, 2007) and incorporated herein by reference)
4.12	Eleventh Supplemental Indenture dated as of June 22, 2007, among the Company, The Bank of New York, and the Additional Subsidiary Guarantors (filed as an Exhibit to the Company’s current report on Form 8-K (Date of Report: June 19, 2007) and incorporated herein by reference)

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4.13	Twelfth Supplemental Indenture dated as of June 25, 2007, among the Company, The Bank of New York, and the Additional Subsidiary Guarantors (filed as an Exhibit to the Company’s current report on Form 8-K (Date of Report: June 19, 2007) and incorporated herein by reference)
4.14	Thirteenth Supplemental Indenture dated as of November 17, 2009, among the Company, The Bank of New York Mellon, and the Subsidiary Guarantors (filed as an Exhibit to the Company’s current report on Form 8-K (Date of Report: November 17, 2009) and incorporated herein by reference)
4.15	Fourteenth Supplemental Indenture dated as of March 24, 2011, among the Company, The Bank of New York Mellon, and the Subsidiary Guarantors (filed as an Exhibit to the Company’s current report on Form 8-K (Date of Report: March 21, 2011) and incorporated herein by reference)
4.16	Fifteenth Supplemental Indenture dated as of November 30, 2011, among the Company, The Bank of New York Mellon, and the Additional Subsidiary Guarantors (filed as an Exhibit to the Company’s 2011 annual report on Form 10-K and incorporated herein by reference)
4.17	Sixteenth Supplemental Indenture dated as of March 17, 2014, between the Company and The Bank of New York Mellon (filed as an Exhibit to the Company’s current report on Form 8-K (Date of Report: March 12, 2014) and incorporated herein by reference)
4.18	Seventeenth Supplemental Indenture dated as of March 10, 2015, between the Company and The Bank of New York Mellon (filed as an Exhibit to the Company’s current report on Form 8-K (Date of Report: March 5, 2015) and incorporated herein by reference)
4.19	Eighteenth Supplemental Indenture dated as of May 26, 2016, between the Company and The Bank of New York Mellon (filed as an Exhibit to the Company’s current report on Form 8-K (Date of Report: May 23, 2016) and incorporated herein by reference)
4.20	Nineteenth Supplemental Indenture dated as of March 12 2019, between the Company and The Bank of New York Mellon (filed as an Exhibit to the Company’s current report on Form 8-K (Date of Report: March 7, 2019) and incorporated herein by reference)
4.21	Twentieth Supplemental Indenture dated as of December 16, 2019, between the Company and The Bank of New York Mellon (filed as an Exhibit to the Company’s current report on Form 8-K (Date of Report: December 16, 2019) and incorporated herein by reference)
4.22	Twenty-First Supplemental Indenture dated as of May 13, 2020, between the Company and The Bank of New York Mellon (filed as an Exhibit to the Company’s current report on Form 8-K (Date of Report: May 11, 2020) and incorporated herein by reference)
4.23	Twenty-Second Supplemental Indenture dated as of November 1, 2023, between the Company and The Bank of New York Mellon (filed as an Exhibit to the Company’s current report on Form 8-K (Date of Report: October 30, 2023) and incorporated herein by reference)
4.24	Twenty-Third Supplemental Indenture dated as of August 19, 2024, between the Company and The Bank of New York Mellon (filed as an Exhibit to the Company’s current report on Form 8-K (Date of Report: August 14, 2024) and incorporated herein by reference)
†5.1	Opinion of Allen Overy Shearman Sterling US LLP
22.1	Subsidiary Guarantors of Securities (filed as an Exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2025 and incorporated herein by reference)
†23.1	Consent of Allen Overy Shearman Sterling US LLP (included in Exhibit 5.1)
†23.2	Consent of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for Quest Diagnostics Incorporated
24.1	Powers of Attorney (included in signature pages)
†25.1	Form T-1 Statement of Eligibility of The Bank of New York Mellon, as trustee with respect to the indenture dated as of June 27, 2001
†107	Filing Fee Table

*	Executed versions of this document will, if applicable, be filed by current report on Form 8-K after the issuance of the securities to which it relates.
†	Filed herewith.

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Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of debt securities offered (if the total dollar value of debt securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the debt securities offered therein, and the offering of such debt securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the debt securities being registered which remain unsold at the termination of the offering;
(4)	that, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:
(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of debt securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the debt securities in the registration statement to which that prospectus relates, and the offering of such debt securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

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(5)	that, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the debt securities, the undersigned registrant undertakes that in a primary offering of debt securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the debt securities to the purchaser, if the debt securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such debt securities to such purchaser:
(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its debt securities provided by or on behalf of the undersigned registrant; and
(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the debt securities offered therein, and the offering of such debt securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the debt securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Secaucus, State of New Jersey, on June 20, 2025.

QUEST DIAGNOSTICS INCORPORATED

By:	/s/ James E. Davis
James E. Davis
Title: Chairman, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 20, 2025 by the following persons in the capacities and on the dates indicated.

POWER OF ATTORNEY

Each individual whose manual signature appears below constitutes and appoints Michael E. Prevoznik and Sean D. Mersten, and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ James E. Davis	Chairman, Chief Executive Officer and President
James E. Davis

/s/ Sam A. Samad	Executive Vice President and Chief Financial Officer
Sam A. Samad

/s/ Michael J. Deppe	Senior Vice President, Corporate Controller and Chief Accounting Officer
Michael J. Deppe

/s/ Robert B. Carter	Director
Robert B. Carter
/s/ Luis A. Diaz, Jr.	Director
Luis A. Diaz, Jr.

/s/ Tracey C. Doi	Director
Tracey C. Doi
/s/ Vicky B. Gregg	Director
Vicky B. Gregg

/s/ Wright L. Lassiter, III	Director
Wright L. Lassiter, III

/s/ Timothy L. Main	Director
Timothy L. Main

1

/s/ Denise M. Morrison	Director
Denise M. Morrison

/s/ Gary M. Pfeiffer	Director
Gary M. Pfeiffer

/s/ Timothy M. Ring	Director
Timothy M. Ring

2